Press Release                                             Source: Zanett, Inc.

   ZANETT SELLS STAKE IN TECH INVESTMENT YIELDING SIGNIFICANT CAPITAL GAIN
       -$95 MILLION ACQUISITION BY LEXISNEXIST OF LEGAL SERVICES FIRM-

NEW YORK-September 5, 2003--ZANETT, INC (NASDAQ : ZANE) parent of The Zanett IT Commonwealth TM, today announced that one of its legacy investments, Applied Discovery, has been sold to LexisNexis (TM), a member of Reed Elsevier Group plc (NYSE: ENL). Zanett received $1,806,937 on its original investment of $450,000 - representing a four-fold return of its original investment.
In April of 2000, Zilkha Capital Partners and Zanett provided $5 million of seed capital to launch Applied Discovery, a Seattle based provider of electronic discovery services to top U.S. law firms, large corporations and government agencies. Three years later, in July of 2003, Applied Discovery was sold to NexisLexis (TM) for $95 million.

Claudio M Guazzoni, president of Zanett, stated, "This transaction typifies the excellence in thought and execution of Team Zanett. An idea conceived, an opportunity identified, a needed product brought to market, and profits were realized by those who seized the opportunity early on."

The firm of Credit Suisse First Boston acted as Investment Banker to the transaction. Details of the transaction, which closed on July 31, 2003, can be found in the footnotes of the financial statements submitted as part of Form 10-QSB filed with the Securities and Exchange Commission for the period ending June 30, 2003. All capital gains resulting from this transaction will be part of Q3 financial statements.

About Zanett, Inc.
(www.zanettinc.com)

Zanett, Inc. is an information technology (IT) services company. It is building an innovative new delivery platform called The IT Commonwealth (TM) by acquiring profitable IT consulting firms that serve Fortune 500 caliber companies and governmental agencies.

The commonwealth business model preserves the culture, management and business practices responsible for the success of the acquired entities, while increasing competitive advantage and maximizing the financial and operating performance of the IT Commonwealth (TM) as a whole. Commonwealth members provide their services individually, but leverage the capabilities of the Commonwealth collectively.

Commonwealth members focus on their core technical skill sets by availing themselves of corporate services provided by the Company such as: legal support; financial and accounting assistance; employee benefits; recruiting and other human resources administration; and network management and maintenance. The Company facilitates cross-selling, knowledge-transfer, and resource-sharing among Commonwealth members, while preserving the autonomy and individual strengths of each.

Commonwealth members seek to offer solutions that meet or exceed client expectations, are delivered on time and within budget, and achieve superior returns on investment. Their offerings include systems planning and design, business process engineering, applications development, training and systems integration services that help clients maximize value from existing technology investments, employ new technology to make core business transactions more efficient, manage knowledge and information, or facilitate enterprise procurement and communications.

The rigorous selection process undertaken prior to acquiring Commonwealth members ensures that only best practices and the very best personnel are offered to clients. Because of the very high standards of admission, Commonwealth members are with confidence able to cross-sell and provide more comprehensive solutions to meet customer needs. Commonwealth candidates typically achieve a minimum of $4-20 million in annual revenues and $1-4 million in EBITDA. Each Commonwealth candidate must also have superb people, superb reputations, superb customers and a superb operating history.

Contact:
     Zanett, Inc., New York
     Claudio Guazzoni or David McCarthy, 212/980-4600 corprelations@zanett.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, future events or Zanett, Inc.'s future financial performance. In some cases, forward-looking statements can be identified by terminology including, but not limited to, "may," "will," "could", "should," "expects," "plans," "anticipates" "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In evaluating these statements, various factors should be considered, including the risk that Zanett, Inc.'s, and its operating subsidiaries' businesses will not be coordinated and integrated successfully, and disruptions from acquisitions will make it more difficult to maintain relationships with clients, lenders, employees, suppliers or other constituents. For a discussion of additional factors that could cause Zanett, Inc.'s results to differ materially from those described in the forward-looking statements, please refer to Zanett, Inc.'s filings with the Securities and Exchange Commission, including, but not limited to, the sections titled "Special Note Regarding Forward-Looking Information" and "Management's Discussion and Analysis (MD&A) of Financial Condition and Results of Operations -- Risk Factors" in Zanett, Inc.'s 2002 Annual Report on Form 10-KSB and relevant MD&A sections of Zanett Inc.'s 2003 quarterly reports. Unless otherwise required by applicable securities laws, Zanett, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.